Exhibit 16(a)(1)(vi)
NOT VALID UNLESS SIGNED BY AN ELIGIBLE INSTITUTION.
NOTICE OF GUARANTEED DELIVERY OF SHARES OF COMMON STOCK OF
PINNACLE BANCSHARES, INC.
Pursuant to the Offer to Purchase dated October 18, 2007
     This notice of guaranteed delivery, or one substantially in the same form or a facsimile copy of it, must be used to accept the offer if:
(a)	certificates for shares of common stock of Pinnacle Bancshares, Inc., sometimes referred to herein as the “Company,” are not immediately available; or
(b)	time will not permit the letter of transmittal or other required documents to reach the Company before 5:00 p.m. Central Time on Monday, December 3, 2007, unless otherwise extended, which date is the expiration date of the offer.
     This notice of guaranteed delivery, signed and properly completed, may be delivered by hand, mail, or overnight courier by the expiration date to:
Pinnacle Bancshares, Inc.
1811 Second Avenue
Jasper, AL 35502-1388
Attn: Marie Guthrie
Treasurer
     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN THAT SHOWN ABOVE OR TRANSMISSION OF INSTRUCTIONS TO A FACSIMILE NUMBER OTHER THAN THAT LISTED ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.
     The undersigned hereby tenders to Pinnacle Bancshares, Inc. at the price of $16.25 per share of the Company’s common stock, plus $50.00 to each stockholder who accepts the offer, upon the terms and subject to the conditions set forth in the Offer to Purchase for cash, dated October 18, 2007, and the related Letter of Transmittal, receipt of which is hereby acknowledged, the shares of common stock, pursuant to the guaranteed delivery procedure set forth under “Terms of the Offer — Procedure for Tendering Shares” in the Offer to Purchase.
     PLEASE CALL CORPORATE COMMUNICATIONS, INC., OUR INFORMATION AGENT (ATTN: GIL FUQUA AT (615) 324-7311), FOR ASSISTANCE IN COMPLETING THIS FORM.
Certificate Nos. (if available): ________________________________________________________________________________
Name(s): _______________________________________________________________________________________________________
(Please Print)
Address(es): _______________________________________________________________________________________________________
City State Zip Code: _______________________________________________________________________________________________
Area Code and Telephone Number: ____________________________________________________________________________________

SIGN HERE

(Signature)

(Signature)

Dated: ________________, 2007

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)
     The undersigned, a member firm of a registered national securities exchange, a member of the National Association of Securities Dealers, Inc., or a commercial bank, trust company, savings bank, savings and loan association or credit union having an office or correspondent in the United States (each, an “Eligible Institution”) hereby (a) represents that the undersigned has a net long position in the shares of Pinnacle Bancshares, Inc.’s common stock or in equivalent securities within the meaning of Rule 14e-4 promulgated under the Securities Exchange Act of 1934, as amended, at least equal to the shares tendered; (b) represents that such tender of the shares complies with Rule 14e-4; and (c) guarantees that the certificates representing the shares tendered hereby in proper form for transfer, together with a properly completed and duly executed letter of transmittal (or facsimile thereof) with any required signature guarantee and any other documents required by the letter of transmittal, will be received by the depositary at its address set forth above within three (3) business days after the date of receipt by the depositary of this notice of guaranteed delivery.
Name of Firm: __________________________________________________________________________________________________
Authorized Signature: ________________________________________________________________________________________________
Address: __________________________________________________________________________________________________________
Name: ____________________________________________________________________________________________________________
Title: _____________________________________________________________________________________________________________
Area Code and Telephone Number: ________________________________ Dated: __________________________________________, 2007
     DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE. SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.